Exhibit 99.1

MasterCard Incorporated Reports

Fourth-Quarter and Full-Year 2007

Financial Results

•	Fourth-quarter net income of $304 million, or $2.26 per share, on a diluted basis (including $1.37 from gains on additional sales of an investment security)

•	Fourth-quarter net revenue growth, up 27.8%, to $1.07 billion

•	Fourth-quarter gross dollar volume up 15.2%, purchase volume up 16.1%

Purchase, NY, January 31, 2008 – MasterCard Incorporated (NYSE:MA) today announced financial results for the fourth-quarter and full-year 2007. For the fourth-quarter 2007, the company reported net income of $304 million, or $2.26 per share on a diluted basis, which included after-tax gains of $185 million, or $1.37 per share on a diluted basis, from additional sales of the company’s investment in Redecard S.A. in Brazil.

Net revenues for the fourth-quarter 2007 were $1.07 billion, a 27.8% increase versus the same period in 2006. Currency fluctuations (driven by movement of the euro and the Brazilian real relative to the U.S. dollar) contributed 4.7% of the increase in net revenue for the quarter.

Fueling the higher revenue in the fourth quarter versus the same period in 2006 was: growth in MasterCard’s gross dollar volume (GDV), which increased 15.2%, on a local currency basis, to $634 billion; a 17.2% increase in the number of transactions processed to 5.2 billion; and, an increase in cross-border volumes of 27.7%.

Worldwide purchase volume rose 16.1%, on a local currency basis, during the quarter to $477 billion, driven by increased cardholder spending on a growing number of MasterCard cards. As of December 31, 2007, the company’s financial institution customers had issued 916 million MasterCard cards, an increase of 12.6% over the cards issued at December 31, 2006.

“Our fourth-quarter and full-year results reflect the strength of MasterCard’s global business model,” said Robert W. Selander, MasterCard president and chief executive officer. “We continue to benefit from the worldwide demand for electronic payments, solid performance in high-growth regions such as South Asia/Middle East/Africa and Latin America, as well as strong growth in processed transactions and cross-border travel volumes.

-more-

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“Despite economic uncertainties in the U.S., we continue to leverage our unique assets and world-renowned brands to position MasterCard for long-term growth and success. Our diverse offerings and unparalleled global payments insights are clearly resonating with our customers and merchants around the world,” said Selander.

Total operating expenses increased 13.5%, to $901 million, during the fourth quarter of 2007 compared to the same period in 2006. Currency fluctuations contributed 3.3% of the increase in expenses for the fourth quarter of 2007. Growth in total operating expenses was driven by:

•

An increase in personnel costs primarily associated with the hiring of additional staff, mainly in customer-facing, technology and product areas, and an increase in performance incentive accruals. The increase in personnel expenses was also driven by severance expense resulting from a corporate resource realignment which occurred in the quarter;

•	Higher professional fees related to legal costs to defend outstanding litigation; and

•	A 4.5% increase in advertising and marketing expenses versus the year-ago period, primarily due to currency fluctuations.

During the quarter, the company made a $10 million cash contribution to the MasterCard Foundation, completing MasterCard’s previously disclosed intention to contribute up to $40 million in cash to the Foundation within four years following MasterCard’s May 2006 initial public offering.

Total other income was $295 million in the fourth-quarter 2007 versus $24 million in the fourth quarter of 2006. The increase was driven primarily by $284 million in pre-tax gains realized from additional sales of the company’s investment in Redecard S.A. in Brazil. On an after-tax basis, Redecard gains contributed $1.37 per share on a diluted basis to the quarterly earnings per share of $2.26.

Full-Year 2007 Results

For the year-ended December 31, 2007, MasterCard reported net income of $1.09 billion, or $8.00 per share on a diluted basis, which includes after-tax gains of $254 million, or $1.87 per share on a diluted basis, from selling a significant portion of the company’s investment in Redecard S.A. in Brazil. Excluding the impact of special items mentioned below, the company reported net income of $1.03 billion, or $7.58 per share, on a diluted basis.

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Special items for the full-year 2007 included:

•	A $3.4 million reserve recorded for a litigation settlement; and

•	$90 million in other income related to a settlement received under an agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events.

Special items for the full-year 2006 included:

•

A $395 million non-cash expense in the second quarter of 2006, resulting from the donation of approximately 13.5 million shares of Class A common stock to the MasterCard Foundation that occurred simultaneously with the company’s IPO, which was not deductible for tax purposes;

•	A $25 million reserve for litigation settlements; $23 million was recorded in the second quarter of 2006 and $2 million was recorded in the fourth quarter of 2006; and

•	$7 million in interest income in the second quarter of 2006 earned on the IPO proceeds, which were ultimately used for redemption of shares of Class B common stock in the third quarter of 2006.

The company’s full-year 2007 net income, earnings per share and total operating expenses, each of which excludes special items, are non-U.S. GAAP financial measures that are reconciled to their most directly comparable U.S. GAAP measures in the accompanying financial tables.

Net revenues for the full year were $4.1 billion, a 22.3% increase versus the same period in 2006. Currency fluctuations (driven primarily by movement of the euro relative to the U.S. dollar) contributed 3.1% of the increase in revenues for the full-year.

Total operating expenses decreased 4.4%, to $3.0 billion, for the twelve-month period compared to the same period in 2006. Currency fluctuations contributed 1.8% of the increase in expenses in 2007. Excluding the impact of special items in both 2006 and 2007 noted above, total operating expenses increased 10.4%. This increase was driven by:

•	An increase in personnel costs due to the hiring of additional staff to support strategic initiatives and an increase in performance incentive accruals;

•	Higher professional fees related to consulting services used to execute strategic initiatives and legal costs to defend outstanding litigation; and

•	An increase in advertising and marketing expenses resulting from currency fluctuations.

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Total other income was $563 million for the twelve-month period versus $65 million for the same period in 2006. The improvement was driven by a $405 million increase in investment income primarily due to gains realized from sales of a significant portion of the company’s investment in Redecard S.A. in Brazil. The improvement in other income was also driven by a $90 million settlement received under an agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events.

MasterCard’s effective tax rate was 35.0% for the twelve months ended December 31, 2007, compared to 82.9% for the full-year 2006. MasterCard’s U.S. GAAP effective tax rate in 2006 was significantly impacted by a donation of shares to the MasterCard Foundation. Excluding this donation, the company’s tax rate would have been 35.4% in 2006. The year-over-year difference, excluding the effects of the donation, was due to lower effective state tax rates based on the composition of taxable income in 2007.

The company’s effective tax rate, excluding the impact of the stock donation, is a non-U.S. GAAP financial measure that is reconciled to the most directly comparable U.S. GAAP measure in the accompanying financial tables.

The company ended the year with $3 billion in cash, cash equivalents and available-for-sale securities.

Class A Share Repurchase Update

In April 2007, the MasterCard Board of Directors authorized a plan for the company to repurchase up to $500 million of its Class A common stock in open market transactions during 2007. On October 29, 2007, the Board amended the share repurchase plan to authorize the company to repurchase an incremental $750 million (an aggregate for the entire repurchase program of $1.25 billion) of its Class A common stock in open market transactions through June 30, 2008.

As of December 31, 2007, approximately 4 million shares of Class A common stock had been repurchased at a cost of $601 million. As of January 25, 2008, the company repurchased an additional 657 thousand shares of its Class A common stock at a cost of $124 million.

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Class B Share Conversion Update

During 2007, the company implemented and completed two separate conversion programs in which 11.4 million shares, of an eligible 13.4 million shares, of Class B common stock were converted into Class A common stock and subsequently sold to public investors.

Fourth-Quarter and Full-Year 2007 Financial Results Conference Call Details

At 9:00 a.m. EST today, the company will host a conference call to discuss its fourth- quarter and full-year 2007 financial results.

The dial-in information for this call is 800-295-3991 (within the US) and 617-614-3924 (outside the US) and the passcode is 18233244. A replay of the call will be available for one week following the meeting. The replay can be accessed by dialing 888-286-8010 (within the US) and 617-801-6888 (outside the US) and using passcode 22015660.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes over 18 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

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Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	the company’s ability to benefit from the worldwide demand for electronic payments, solid performance in high-growth regions, growth in processed transactions and cross-border travel volumes.

•	the company’s ability to leverage its assets and brands to position it for long-term growth and success; and

•	the company’s offerings and global payments insights resonating with its customers and merchants around the world.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2006, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2007 and 2008, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(In thousands, except per share data)
Revenues, net	$1,072,687	$839,163	$4,067,599	$3,326,074
Operating Expenses
General and administrative	495,550	399,304	1,758,388	1,505,185
Advertising and marketing	368,929	352,934	1,080,057	1,051,870
Litigation settlements	—	1,707	3,400	24,957
Charitable contributions to the MasterCard Foundation	10,000	14,500	20,000	414,785
Depreciation and amortization	26,152	24,730	97,642	99,782

Total operating expenses	900,631	793,175	2,959,487	3,096,579

Operating income	172,056	45,988	1,108,112	229,495

Other Income (Expense)
Investment income, net	311,364	40,905	530,400	124,994
Interest expense	(15,313)	(17,686)	(57,277)	(61,151)
Other income (expense), net	(1,071)	531	90,197	834

Total other income (expense)	294,980	23,750	563,320	64,677

Income before income taxes	467,036	69,738	1,671,432	294,172
Income tax expense	162,803	28,836	585,546	243,982

Net Income	$304,233	$40,902	$1,085,886	$50,190

Basic Net Income per Share	$2.28	$0.30	$8.05	$0.37

Basic Weighted Average Shares Outstanding	133,548	135,700	134,887	135,411

Diluted Net Income per Share	$2.26	$0.30	$8.00	$0.37

Diluted Weighted Average Shares Outstanding	134,448	136,461	135,695	135,779

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MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2007	December 31, 2006
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,659,295	$1,185,080
Investment securities, at fair value:
Trading	2,561	12,261
Available-for-sale	1,308,126	1,286,580
Accounts receivable	532,633	451,261
Settlement due from members	712,558	311,953
Restricted security deposits held for members	142,052	109,897
Prepaid expenses	156,258	130,849
Other current assets	78,258	89,348

Total Current Assets	4,591,741	3,577,229
Property, plant and equipment, at cost (less accumulated depreciation of $250,888 and $220,720)	290,200	252,731
Deferred income taxes	263,143	216,782
Goodwill	239,626	217,013
Other intangible assets (less accumulated amortization of $347,977 and $309,110)	320,758	271,373
Municipal bonds held-to-maturity	192,489	193,477
Prepaid expenses	274,962	235,654
Other assets	87,122	118,211

Total Assets	$6,260,041	$5,082,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$252,391	$278,656
Settlement due to members	604,212	286,059
Restricted security deposits held for members	142,052	109,897
Obligations under U.S. merchant lawsuit and other litigation settlements — current	107,235	117,275
Accrued expenses	1,071,557	936,427
Short-term debt	80,000	—
Other current liabilities	105,895	83,276

Total Current Liabilities	2,363,342	1,811,590
Deferred income taxes	71,278	66,198
Obligations under U.S. merchant lawsuit and other litigation settlements	297,201	359,640
Long-term debt	149,824	229,668
Other liabilities	346,469	246,395

Total Liabilities	3,228,114	2,713,491
Commitments and Contingencies
Minority interest	4,620	4,620
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 91,243,433 and 79,631,983 shares issued and outstanding, respectively	9	8
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 43,948,778 and 55,337,407 shares issued and outstanding, respectively	5	6
Class M common stock, $.0001 par value, authorized 1,000,000 shares, 1,636 and 1,600 shares issued and outstanding, respectively	—	—
Additional paid-in capital	3,312,380	3,289,879
Class A treasury stock, at cost, 3,921,892 and no shares, respectively	(600,532)	—
Retained earnings (accumulated deficit)	37,699	(1,029,196)
Accumulated other comprehensive income:
Cumulative foreign currency translation adjustments	216,651	119,655
Defined benefit pension and other postretirement plans, net of tax	(3,555)	(11,402)
Investment securities available-for-sale, net of tax	64,650	(3,065)
Derivatives accounted for as hedges, net of tax	—	(1,526)

Total accumulated other comprehensive income	277,746	103,662

Total Stockholders’ Equity	3,027,307	2,364,359

Total Liabilities and Stockholders’ Equity	$6,260,041	$5,082,470

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Years Ended December 31,
	2007	2006
	(In thousands)
Operating Activities
Net income	$1,085,886	$50,190
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97,642	99,782
Gain on sale of Redecard S.A. available-for-sale securities	(390,968)	—
Charitable contribution of common stock to the MasterCard Foundation	—	394,785
Share based payments	58,213	19,181
Stock units settled in cash for taxes	(11,334)	—
Tax benefit for share based compensation	(15,430)	—
Impairment of available-for-sale securities	8,719	—
Accretion of imputed interest on litigation settlement	38,046	42,798
Deferred income taxes	(5,492)	32,267
Other	15,121	9,746
Changes in operating assets and liabilities:
Trading securities	9,700	10,211
Accounts receivable	(60,984)	(93,428)
Settlement due from members	(356,305)	(75,553)
Prepaid expenses	(19,859)	42,623
Other current assets	(7,538)	7,813
Prepaid expenses, non-current	(28,398)	(30,555)
Accounts payable	(30,650)	89,382
Settlement due to members	276,144	89,739
Litigation settlement accruals	(110,525)	(170,883)
Accrued expenses	176,716	86,859
Net change in other assets and liabilities	41,157	45,204

Net cash provided by operating activities	769,861	650,161

Investing Activities
Purchases of property, plant and equipment	(81,587)	(61,204)
Capitalized software	(74,835)	(33,264)
Purchases of investment securities available-for-sale	(3,578,357)	(3,815,115)
Proceeds from sales and maturities of investment securities available-for-sale	4,042,011	3,233,725
Other investing activities	7,909	(368)

Net cash provided by (used in) investing activities	315,141	(676,226)

Financing Activities
Cash received from sale of common stock, net of issuance costs	—	2,449,910
Cash payment for redemption of common stock	—	(1,799,937)
Dividends paid	(74,002)	(12,373)
Cash proceeds from exercise of stock options	1,597	—
Tax benefit for share based compensation	15,430	—
Purchase of treasury stock	(600,532)	—

Net cash (used in) provided by financing activities	(657,507)	637,600

Effect of exchange rate changes on cash and cash equivalents	46,720	28,272

Net increase in cash and cash equivalents	474,215	639,807
Cash and cash equivalents — beginning of year	1,185,080	545,273

Cash and cash equivalents — end of year	$1,659,295	$1,185,080

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended December 31, 2007
All MasterCard Credit, Charge and Debit Programs	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
Asia Pacific	$88	26.4%	19.0%	$61	23.9%	713	$26	9.0%	150	161	175	7.0
Canada	27	35.1%	16.6%	24	16.3%	239	4	18.5%	5	30	36	0.8
Europe	190	31.7%	18.4%	142	18.9%	1,551	48	16.7%	257	166	178	7.4
Latin America	47	28.2%	22.0%	25	25.8%	441	23	18.1%	139	80	99	2.7
South Asia / Middle East / Africa	12	43.6%	34.1%	7	28.7%	96	5	42.0%	40	29	33	0.9
United States	268	10.0%	10.0%	218	11.1%	3,426	50	5.1%	242	345	394	7.1
Worldwide	634	20.9%	15.2%	477	16.1%	6,466	156	12.3%	833	811	916	25.9
MasterCard Credit and Charge Programs
United States	171	7.8%	7.8%	147	8.7%	1,708	24	2.4%	17	234	279
Worldwide less United States	291	31.2%	19.5%	231	21.3%	2,598	60	13.0%	251	402	452
Worldwide	463	21.4%	14.9%	378	16.1%	4,306	84	9.7%	268	636	731
MasterCard Debit Programs
United States	97	14.0%	14.0%	71	16.4%	1,717	26	7.8%	225	111	116
Worldwide less United States	74	27.8%	18.8%	28	16.2%	442	46	20.4%	339	64	69
Worldwide	171	19.6%	16.0%	99	16.4%	2,159	72	15.5%	564	175	185

	For the 12 Months ended December 31, 2007
All MasterCard Credit, Charge and Debit Programs	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
Asia Pacific	$308	22.0%	17.1%	$211	21.9%	2,582	$96	7.6%	552	161	175
Canada	91	22.3%	15.0%	78	15.0%	865	13	15.1%	20	30	36
Europe	659	26.7%	16.2%	489	16.7%	5,679	170	14.6%	979	166	178
Latin America	158	25.4%	21.8%	79	25.1%	1,561	79	18.7%	512	80	99
South Asia / Middle East / Africa	43	40.1%	39.2%	24	30.9%	348	19	51.5%	151	29	33
United States	1,017	10.7%	10.7%	815	12.5%	12,767	202	3.6%	980	345	394
Worldwide	2,276	18.4%	14.4%	1,697	15.7%	23,802	579	10.7%	3,194	811	916
MasterCard Credit and Charge Programs
United States	645	5.8%	5.8%	548	7.8%	6,312	97	-4.1%	68	234	279
Worldwide less United States	1,003	25.3%	17.3%	786	19.3%	9,418	217	10.6%	961	402	452
Worldwide	1,648	16.9%	12.5%	1,334	14.3%	15,730	314	5.6%	1,029	636	731
MasterCard Debit Programs
United States	372	20.3%	20.3%	267	23.8%	6,455	104	12.1%	912	111	116
Worldwide less United States	256	25.9%	18.8%	96	14.8%	1,616	160	21.4%	1,254	64	69
Worldwide	628	22.5%	19.7%	363	21.3%	8,072	265	17.5%	2,166	175	185

	For the 3 Months ended December 31, 2006
All MasterCard Credit, Charge and Debit Programs	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
Asia Pacific	$69	17.4%	12.5%	$46	17.5%	589	$23	3.7%	126	143	156
Canada	20	16.8%	13.2%	18	13.9%	208	3	9.3%	5	26	32
Europe	145	21.4%	12.8%	108	13.7%	1,344	37	10.3%	229	140	151
Latin America	37	24.7%	25.0%	18	27.8%	373	19	22.4%	123	71	86
South Asia / Middle East / Africa	9	32.2%	39.6%	5	31.2%	82	4	53.8%	33	23	26
United States	244	14.4%	14.4%	197	17.0%	3,050	48	5.0%	234	307	362
Worldwide	524	17.7%	14.7%	391	16.6%	5,646	133	9.5%	749	710	813
MasterCard Credit and Charge Programs
United States	159	3.0%	3.0%	135	5.7%	1,583	24	-10.0%	17	212	262
Worldwide less United States	222	19.9%	14.1%	173	16.4%	2,216	49	6.8%	225	342	386
Worldwide	381	12.2%	9.2%	308	11.4%	3,799	73	0.6%	242	554	648
MasterCard Debit Programs
United States	85	44.6%	44.6%	61	53.4%	1,467	24	26.0%	218	95	101
Worldwide less United States	58	24.2%	18.1%	22	14.5%	380	36	20.3%	290	61	65
Worldwide	143	35.6%	32.5%	83	40.9%	1,847	60	22.5%	507	156	165

	For the 12 Months ended December 31, 2006
All MasterCard Credit, Charge and Debit Programs	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
Asia Pacific	$252	11.2%	10.1%	$166	16.5%	2,121	$86	-0.4%	455	143	156
Canada	75	21.8%	14.2%	64	15.1%	768	11	9.0%	19	26	32
Europe	520	14.9%	13.9%	384	14.1%	4,992	136	13.1%	878	140	151
Latin America	126	28.4%	26.1%	60	29.2%	1,320	66	23.5%	456	71	86
South Asia / Middle East / Africa	31	41.2%	46.5%	18	33.2%	288	12	72.5%	108	23	26
United States	919	15.7%	15.7%	724	17.3%	11,026	195	10.1%	922	307	362
Worldwide	1,922	16.1%	15.4%	1,417	16.8%	20,514	506	11.4%	2,839	710	813
MasterCard Credit and Charge Programs
United States	610	6.0%	6.0%	509	7.7%	5,901	102	-1.9%	65	212	262
Worldwide less United States	800	15.7%	14.2%	615	16.7%	8,083	185	6.5%	856	342	386
Worldwide	1,410	11.3%	10.5%	1,124	12.4%	13,984	286	3.4%	921	554	648
MasterCard Debit Programs
United States	309	41.2%	41.2%	216	48.3%	5,125	93	27.1%	857	95	101
Worldwide less United States	203	20.2%	18.8%	77	14.0%	1,405	126	21.9%	1,060	61	65
Worldwide	512	32.1%	31.4%	293	37.4%	6,530	219	24.1%	1,917	156	165

Note that columns in the tables above may not add due to rounding; growth represents change from the comparable year-ago period.

MasterCard Incorporated – Page 11

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers that is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard. In order to provide a true indication of how broadly our cards can be used, MasterCard seeks to provide the most accurate acceptance figures possible and to maintain that MasterCard acceptance is unsurpassed worldwide by periodically validating our results with third parties. The data set forth in the acceptance locations column is derived through a proprietary methodology designed to minimize the impact of multiple acquiring in certain markets. This data is based on information provided by our customers and other third parties and is subject to certain limited verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

In the three and twelve months ended December 31, 2007, GDV excludes commercial funds transfers in China, which are generally transactions that facilitate the transfer of funds between bank branches, but do not involve traditional cash withdrawals or balance transfers. Data for the comparable periods in 2006 have been updated to be consistent with this approach.

Performance information for prior periods may be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

MasterCard Incorporated – Page 12

Reconciliation to Total Operating Expenses, Total Other Income, Net Income and Earnings Per Share

($ million)	For the three months ended 12/31/07			For the three months ended 12/31/06				YOY Growth
	Actual	Special Items	As Adjusted	Actual	Special Items		As Adjusted	As Adjusted
Revenues, net	$1,073	—	$1,073	$839	—		$839	27.8%
Operating Expenses
General and administrative	496	—	496	399	—		399	24.3%
Advertising and marketing	369	—	369	353	—		353	4.5%
Litigation settlements	—	—	—	2	2	[a]	—	—
Charitable contributions to the MasterCard Foundation	10	—	10 [b]	14	—		14 [b]	(28.6%)
Depreciation and amortization	26	—	26	25	—		25	4.0%

Total operating expenses	901	—	901	793	2		791	13.9%

Operating income	172	—	172	46	2		48	258.3%
Operating Margin	16.0%	—	16.0%	5.5%	—		5.7%	10.3 ppts.
Other Income (Expense)
Investment income, net	311	—	311	41	—		41	658.5%
Interest expense	(15)	—	(15)	(17)	—		(17)	(11.8%)
Other income, net	(1)	—	(1)	—	—		—	NM

Total other income	295	—	295	24	—		24	NM

Income before income taxes	467	—	467	70	2		72	548.6%
Income tax expense	163	—	163	29	1		30	443.3%

Net Income (loss)	$304	—	$304	$41	1		$42	623.8%

Basic Net Income (Loss) per Share	$2.28	—	$2.28	$0.30	$0.01		$0.31	635.5%

Diluted Net Income (Loss) per Share	$2.26	—	$2.26	$0.30	$0.01		$0.31	629.0%

($ million)	For the year ended 12/31/07			For the year ended 12/31/06				YOY Growth
	Actual	Items	As Adjusted	Actual	Items		Adjusted	As Adjusted
Revenues, net	$4,068	—	$4,068	$3,326	—		$3,326	22.3%
Operating Expenses
General and administrative	1,758	—	1,758	1,505	—		1,505	16.8%
Advertising and marketing	1,080	—	1,080	1,052	—		1,052	2.7%
Litigation settlements	3	3 [a]	—	25	25	[a]	—	—
Charitable contributions to the MasterCard Foundation	20	—	20 [b]	415	395	[c]	20 [b]	—
Depreciation and amortization	98	—	98	100	—		100	(2.0%)

Total operating expenses	2,959	3	2,956	3,097	420		2,677	10.4%

Operating income	1,108	3	1,111	229	420		649	71.2%
Operating Margin	27.2%	—	27.3%	6.9%	—		19.5%	7.8 ppt.
Other Income (Expense)
Investment income, net	530	—	530	125	(7)[d]		118	349.2%
Interest expense	(57)	—	(57)	(61)	—		(61)	(6.6%)
Other income, net	90	90 [e]	—	1	—		1	NM

Total other income (expense)	563	90	473	65	(7)		58	715.5%

Income before income taxes	1,671	(87)	1,584	294	413		707	124.0%
Income tax expense	586	30	556	244	6		250	122.4%

Net Income	$1,086	($57)	$1,029	$50	$407		$457	125.2%

Basic Net Income per Share	$8.05	($0.42)	$7.63	$0.37	$3.00		$3.37	126.4%

Diluted Net Income per Share	$8.00	($0.42)	$7.58	$0.37	$3.00		$3.37	124.9%

[a]	Litigation settlements

[b]	Contribution of cash to the MasterCard Foundation

[c]	Contribution of stock to the MasterCard Foundation

[d]	Interest income on IPO proceeds held for redemption

[e]	Other income related to a settlement agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events

NM = Not meaningful

Note that the figures in the preceding tables may not sum due to rounding

MasterCard Incorporated – Page 13

Reconciliation to Effective Tax Rate

	U.S. GAAP Actual	U.S. GAAP Effective Tax Rate	Stock Donation	Non-U.S. GAAP Adjusted	Non-U.S. GAAP Effective Tax Rate
	(In millions, except percents)
Twelve months ended December 31, 2006:
Income before income taxes	$294	82.9%	$395	$689	35.4%
Income tax expense[1]	244			244

Net Income	$50			$445

[1]	Income tax expense has been calculated with and without the impact of the stock donation to the Foundation.

Note that the figures in the preceding table may not sum due to rounding

For more information about these reconciliations, refer to MasterCard Incorporated’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008.

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